SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2000

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Berkshire Energy Resources
(Exact name of registrant as specified in its charter)

Massachusetts	0-29812	04-3408946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Cheshire Road Pittsfield, MA 01201	(413) 442-1511
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Item 1.  Change in Control
(See Form 10-Q for the quarter ended September 30, 1999, Item 1. Financial Statements)

On September 1, 2000, pursuant to the Agreement and Plan of Merger dated as of November 9, 1999, (the "Merger Agreement") among Energy East Corporation ("Energy East"), Berkshire Energy Resources (Berkshire Energy) and Mountain Merger LLC, a wholly-owned Energy East subsidiary, (Mountain Merger), Mountain Merger was merged with and into Berkshire Energy, a Massachusetts Business Trust. Berkshire Energy, the surviving corporation, became a wholly-owned Energy East subsidiary.

Under the Merger Agreement, 100% of the common shares of Berkshire Energy became convertible into the right to receive $38.00 in cash per Berkshire Energy share. Energy East intends to fund the merger with a drawing from Energy East's revolving credit agreement with Chase Manhattan Bank acting as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 1, 2000
Berkshire Energy Resources (Registrant)

By /s/ Michael J. Marrone
Michael J. Marrone Vice President, Treasurer & Chief Financial Officer